UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 29, 2007
Date of Report (Date of earliest event reported)

GENEVA RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51583	98-0441019
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1005 Terminal Way, Suite 110, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

(775) 348-9330
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

__________

SECTION 7 – REGULATION FD

Item 7.01         Regulation FD Disclosure.

Geneva Resources, Inc. (the “Company”) is a Nevada company with its shares of common stock registered under Section 12(g) of the Unites States Securities Exchange Act of 1934, as amended. The Company files annual and other reports with the United States Securities and Exchange Commission (the “SEC”). On November 29. 2007, the Company received a cease trade order (the “CTO”) from the British Columbia Securities Commission (the “BCSC”), which is limited to the Province of British Columbia, for not filing a technical report under Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) respecting certain previous disclosure respecting certain of its material property interests. As a consequence of the CTO the Company is now seeking legal advice in connection with this matter and expects to be in communication with the BCSC promptly in order to determine the exact manner in which the Company is able to satisfy the requirements of NI 43-101, as required by the parameters as set forth for foreign issuers under Canadian National Instrument 71-102 Continuous Disclosure and Other Exemptions relating to Foreign Issuers.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired.

Not applicable.

(b)          Pro forma Financial Information.

Not applicable.

(c)          Shell Company Transaction.

Not applicable.

(d)          Exhibits.

Exhibit	Exhibit Description

10.1	November 29, 2007, Cease Trade Order of the British Columbia Securities Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEVA RESOURCES, INC.

Date: December 3, 2007.	By:	“Marcus M. Johnson”
	Name:	Marcus M. Johnson
	Title:	President, Chief Executive Officer,
Principal Executive Officer and a director